UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

DDS TECHNOLOGIES USA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-15547	13-4253546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510

Boca Raton, Florida 33432

(Address of principal executive office)

Registrant’s telephone number, including area code (561) 750-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2005, DDS Technologies USA, Inc. (the “Company”) issued a press release announcing that it had entered into an Exclusive License Agreement (the “Agreement”) with Knoll Ventures, Inc. (“Knoll”) on June 30, 2005. The Agreement grants Knoll an exclusive license with respect to the Company’s proprietary dry disaggregation technology to process the extraction of metals and other minerals from the waste, or tailings, of tar sand mining in Alberta, Canada.

A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. The Agreement is attached as Exhibit 10.1 hereto and is hereby incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit 10.1 — Exclusive License Agreement dated June 30, 2005 by and among Knoll Ventures, Inc. and DDS Technologies USA, Inc.

Exhibit 99.1—DDS Technologies USA, Inc. Announces exclusive licensing agreement with Knoll Ventures, Inc. for extraction of metals and minerals from waste products of tar sand mining in Alberta, Canada dated July 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: July 21, 2005	By:	/s/ Spencer Sterling
	Name:	Spencer Sterling
	Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Exhibit Title
10.1	Exclusive License Agreement dated June 30, 2005 by and among Knoll Ventures, Inc. and DDS Technologies USA, Inc.

99.1	DDS Technologies USA, Inc. Announces exclusive licensing agreement with Knoll Ventures, Inc. for extraction of metals and minerals from waste products of tar sand mining in Alberta, Canada dated July 7, 2005.